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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       July 27, 2000

                          MICHAEL PETROLEUM CORPORATION
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             (Exact name of registrant as specified in its charter)


             Texas                     333-52263*               76-0510239
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(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                    Identification No.)

13101 Northwest Freeway,
Suite 320
Houston, Texas                                           77040
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(Address of principal executive                        (Zip Code)
offices)

Registrant's telephone number, including area code: (713) 895-0909

* The Commission File Number refers to a Form S-4 Registration Statement filed by the Registrant under the Securities Act of 1933 which was declared effective on July 22, 1998.

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Item 3.   Bankruptcy or Receivership.

        On July 27, 2000, the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court") entered an order (the"Confirmation Order") confirming the Second Amended Joint Plan of Reorganization dated June 12, 2000 (the "June 12, 2000 Plan"), for Michael Petroleum Corporation ("MPC"), Michael Petroleum Alpha Corporation ("MPA"), one of MPC's subsidiaries, and Michael Holdings, Inc. ("MHI"), MPC's parent company (collectively, the "Debtors"), as such June 12, 2000 Plan was subsequently supplemented and modified as further described below (the June 12, 2000 Plan, as supplemented and modified, is hereinafter referred to as the "Plan"). The effective date of the Plan is August 11, 2000 (the "Effective Date"). Copies of the Plan, the Confirmation Order, and those certain related Findings of Fact and Conclusions of Law of the Bankruptcy Court, regarding confirmation of the Plan (the "Findings"), are filed herewith.

         On December 10, 1999, the Debtors filed with the Bankruptcy Court petitions for relief under Chapter 11 of the Bankruptcy Code. After the filing of the petitions, the Debtors continued to operate their businesses and manage their properties as debtors-in-possession. Shortly after the petitions were filed, the Debtors obtained an order of the Bankruptcy Court permitting the Debtors to pay royalty owners in the ordinary course of business (for both pre and post petition amounts owing). Following a marketing process, the Debtors and their financial advisers, with the cooperation of the Official Committee of Unsecured Creditors (the "Committee") and its financial advisers, negotiated with a limited number of potential acquirers and other interested parties. As a result of these negotiations, it was determined that the best option for a restructuring of the Debtors was the proposal of El Paso Energy Corporation and EnCap Energy Advisors, LLC (collectively, "EnCap") through an acquisition entity, MP Acquisition Company, LLC ("MPAC"), to acquire MPC and/or its assets for $107 million in cash.

        Effective June 30, 2000, pursuant to the terms of the June 12, 2000 Plan, the Debtors and MPAC entered into the Acquisition Agreement. The Acquisition Agreement contemplated the merger of MPA and MHI with and into MPC, and for MPC to file Amended and Restated Articles of Incorporation with the Secretary of State of Texas. All shares of capital stock of the Debtors (and all warrants, options or other rights associated therewith) were to be canceled.

        On July 27, 2000, a hearing was held in the Bankruptcy Court concerning confirmation (the "Confirmation Hearing") of the June 12, 2000 Plan. The June 12, 2000 Plan was subsequently supplemented by a Plan Supplement filed by the Debtors on July 20, 2000 (the "Plan Supplement"), and was also subsequently modified by the Debtors' First Modification of Debtors' Second Amended Joint Plan of Reorganization Dated June 12, 2000, filed July 20, 2000, and by the terms of the Confirmation Order.

        The following is a general summary of the material features of the Plan. The following summary is qualified in its entirety by the terms of the Plan and the Confirmation Order. For

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purposes of the Plan, the Debtors were considered to be one consolidated entity. Any reference to a claim against a particular Debtor is for ease of reference.

        The Plan provides that all administrative claims will be paid in full in cash on the later of (a) the Effective Date of the Plan (or as soon thereafter as practicable), (b) the date that any such claim becomes an allowed claim, or (c) such other date as is agreed upon by MPC, as reorganized ("Reorganized MPC") and the holder of any such claim. The Plan provides that all prepetition priority tax claims will either receive (a) cash in full on the later of (i) the Effective Date (or as soon thereafter as practicable), (ii) 30 days after the date on which an order allowing any such claim becomes a final non-appealable order, (iii) the last day the tax claim may be paid under applicable law without penalty or interest, or (iv) such other date as is agreed upon by Reorganized MPC and the holder of any such claim; or (b) with respect to tax claims of a kind described in Section 507(a)(8) of the Bankruptcy Code, deferred cash quarterly payments over a period not to exceed six years after the date of assessment of any such claim, of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim.

        For all claims other than administrative claims and prepetition priority tax claims, there were six classes delineated in the Plan: (1) Class 1 consisted of all Allowed Priority Claims under Section 507(a)(2) or (9) of the Bankruptcy Code against the Debtors; (2) Class 2 consisted of the Allowed Secured Claim of Christiania Bank against MPC arising from the Credit Agreement dated May 15, 1998 among MPC, as Borrower, Christiania Bank, as Administrative Agent, and the Lenders named therein, as modified by the First Amendment to Credit Agreement dated March 29, 1999 and the Second Amendment to Credit Agreement dated August 1, 1999; (3) Class 3A consisted of the Allowed Secured Claims of Mineral Contractors and Mineral Subcontractors against MPC and Class 3B consisted of four miscellaneous "other" secured claims in connection with vehicles or equipment; (4) Class 4 consisted of all Allowed Unsecured Claims, including but not limited to (a) the Allowed Unsecured Claims of the Holders of the 11 1/2 % Senior Notes against MPC and MPA, (b) the Allowed Unsecured Claim of Enron Capital & Trade Resources Corp., (c) Rejection Claims and (d) any Allowed Unsecured Claim of Mineral Contractors and Mineral Subcontractors who were either not perfected or undersecured; (5) Class 5 consisted of all Allowed Unsecured Claims against the Debtors, other than the Claims of any Holders of Senior Notes, of Creditors who were either (i) owed $15,000 or less in amount or (ii) Classified in Class 4 and owed in excess of $15,000, but who elected to accept $15,000 cash in full satisfaction of their Claims; (6) Class 6 consisted of all Interests in the Debtors (inclusive of rights arising out of ownership of common stock and all rights arising out of contracts, options or warrants to purchase common stock) and any Allowed Claims relating thereto. Additionally, Class 6 was divided into three sub-classes:

          Class 6A consisted of the Holders of the MPC Common Stock. Class 6B consisted of the Holders of the MPA Common Stock. Class 6C consisted of the Holders of the MHI Common Stock.


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        On the Effective Date, any and all administrative claims and prepetition priority tax claims that had already become allowed claims, including, but not limited to, certain "cure" payments owing in connection with certain assumed executory contracts, certain court-approved employee retention bonuses, and certain expenses of MPAC, were paid in cash in full. Additionally, on the Effective Date, each holder of an Allowed Priority Claim (Class 1) against the Debtors was paid in cash in full the allowed amount of such claim, to the extent permitted under the applicable provision of Section 507(a) of the Bankruptcy Code, or, alternatively, such claims will be paid in cash in full the allowed amount of such claims on the first business day after any such claims become allowed claims. A total of $1,264,968 in cash was paid to administrative and priority claimants on the Effective Date, with another $7,783,878 being reserved for administrative and priority claims that are either in dispute or are subject to the bankruptcy fee application process.

        Also on the Effective Date, Christiania Bank (Class 2) was paid in cash the Allowed Amount of its Secured Claim, in the aggregate amount of $24,410,252, in full satisfaction and discharge of its lien.

        Each Mineral Contractor and Mineral Subcontractor (Class 3A) with a valid and properly perfected lien on any assets of the Debtors was paid in cash the Allowed Amount of its Secured Claim in full satisfaction and discharge of its lien on the Effective Date. The Allowed Amount of such Mineral Contractor or Mineral Subcontractor's Secured Claim was determined by the value of the assets of the Debtors to which the lien attached or, in some cases, by stipulation (entered into with the oversight and involvement of the Creditors Committee). To the extent the amount of any Mineral Contractor or Mineral Subcontractor's Claim exceeded the value of the assets to which such lien attached, the Mineral Contractor or Mineral Subcontractor had a Class 4 or Class 5 Claim for the amount of the deficiency. Any Mineral Contractor or Mineral Subcontractor that did not hold a valid and properly perfected lien on any Assets of the Debtors was treated as a Class 4 or 5 Creditor, as applicable. A total of $2,176,774 in cash was paid to Class 3A claimants on the Effective Date, with another $886,784 being reserved for Class 3A claims that are still disputed. Additionally, each secured creditor of a kind classified in Class 3B was treated as unimpaired under the Plan, as of the Effective Date, and will be paid going forward by the Reorganized MPC in accordance with contractual terms.

        Also on the Effective Date, each Holder of an Allowed Unsecured Claim (Class 4) was paid, at the option of each Class 4 Creditor, either in cash or in shares of Reorganized MPC Common Stock, its PRO RATA share of the Net Plan Consideration. Only one Class 4 creditor made a valid election to accept shares of Reorganized MPC Common Stock (CFSC Wayland Advisers, Inc.). Thus, on the Effective Date, CFSC Wayland Advisers, Inc. was issued 473,684 shares of Reorganized MPC Common Stock, and all other Class 4 creditors received their PRO RATA share of $50,241,246 of cash distributed on the Effective Date (with certain additional amounts of Net Plan Consideration being reserved for disputed Class 4 claims). State Street Bank and Trust Company, as Indenture Trustee in respect of the Senior Notes, made the distributions of cash to the holders of Senior Notes, and the Reorganized MPC made all other cash distributions to Class 4 claimants, as well as the distributions of Reorganized MPC Common

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Stock and cash to CFSC Wayland Advisers, Inc. (CFSC Wayland Advisers, Inc.
received $1,659,360 cash, as part of the PRO RATA consideration owing to it under the Plan, in addition to Reorganized MPC Common Stock). As of the Effective Date, Senior Notes represent only the right to participate in the distributions provided in the Plan with respect to the Senior Notes claims.

        Also on the Effective Date, each Holder of an Unsecured Convenience Claim (Class 5) was paid in cash the lesser of the full amount of its Claim or $15,000. Each Holder of an Unsecured Claim in excess of $15,000 (Class 4) could have elected, on its ballot in connection with the Plan, to take $15,000 in full and final satisfaction of its Claim. A total of $305,577 of cash was distributed to Class 5 unsecured creditors on the Effective Date, with additional amounts reserved for Class 5 claims that are still disputed.

        The MPC, MPA and MHI Common Stock (Class 6), and all options, warrants or other rights associated therewith, were canceled and of no further force or effect as of the Effective Date. On the Effective Date, the Reorganized MPC issued 1,000,000 shares ($0.10/share par value) of new Reorganized MPC Common Stock. The Holders of Allowed Interests and Claims in Classes 6A and 6B did not receive any distribution on account of their Interests or Claims. The Holders of Allowed Interests and Claims in Class 6C received an aggregate of 4.386% of the total shares of Reorganized MPC Common Stock issued on the Effective Date (I.E., 43,860 shares), and MPAC (which was issued 482,246 shares) and CFSC Wayland Advisers, Inc. (which was issued 473,684 shares) collectively received the remaining 95.614% of the total shares of Reorganized MPC Common Stock issued on the Effective Date. The shares of Reorganized MPC Common Stock distributed to the Class 6C Interest Holders came only from that portion of the Private Equity Issue of Reorganized MPC Common Stock that would have otherwise been distributed to MPAC, and not from the portion of the Private Equity Issue of Reorganized MPC Common Stock available for distribution to any Electing Class 4 Creditor. There are currently a total of 10,000,000 shares of Reorganized MPC Common Stock authorized for issuance under its charter.

        On the Effective Date, the transactions closed, and MPAC issued its membership interests to El Paso Energy Corporation or its designee. All MPC Common Stock (and options, warrants, and rights associated therewith) were canceled, and MPC, MPA and MHI merged, with MPC as the survivor, to become Reorganized MPC. Reorganized MPC filed its Amended and Restated Articles of Incorporation with the Secretary of State of Texas which conformed to the provisions of the Plan. Also on the Effective Date, 100% of the shares of the Reorganized MPC Common Stock were issued under the Private Equity Issue to MPAC, to the sole Electing Class 4 Creditor (CFSC Wayland Advisers, Inc.), and to the Class 6C Interest Holders in accordance with the percentages attributable to them. Finally, subject to the Reserve provisions of the Plan, cash was distributed to Creditors in accordance with the terms of the Plan and the Bankruptcy Code.

        On the Effective Date, Reorganized MPC reserved sufficient cash to be distributed to holders of disputed claims, rejection claims that are unliquidated claims as of the Effective Date,

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unpaid Administrative Claims and any other Claims that could not, for any reason, be paid on the Effective Date. The cash Reserve established on the Effective Date was in excess of $9 million. Any and all Cash reserved which was not distributed on the Effective Date will be distributed to the Creditors as soon as is reasonably practicable.

        Financial information regarding the assets and liabilities of the Company is set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, which is specifically incorporated into this Form 8-K by reference. For a further description of the proposed acquisition and restructuring, see the Second Amended Joint Plan of Reorganization dated June 12, 2000, as subsequently supplemented by the "Plan Supplement" filed on July 20, 2000, and as subsequently modified by the Debtors' First Modification of Debtors' Second Amended Joint Plan of Reorganization Dated June 12, 2000, filed July 20, 2000, and by the Confirmation Order.

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

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.
                  2.1      Debtors' Second Amended Joint Plan of Reorganization
                           Dated June 12, 2000.

                  2.2      "Plan Supplement" filed by the Debtors on July 20,
                           2000 (inclusive of Acquisition Agreement by and among the Debtors and MPC dated June 30, 2000 and Amended and Restated Articles of Incorporation and Bylaws for Reorganized MPC).

                  2.3      Debtors' First Modification of Debtors' Second
                           Amended Joint Plan of Reorganization Dated June 12,
                           2000, filed July 20, 2000.

                  2.4      Order of the United States Bankruptcy Court for the
                           Southern District of Texas, entered July 27, 2000, confirming the Debtors' Second Amended Joint Plan of
                           Reorganization Dated June 12, 2000.

                  2.5      Findings of Fact and Conclusions of Law of the United
                           States Bankruptcy Court for the Southern District of
                           Texas, entered July 27, 2000, regarding Confirmation of Debtors' Second Amended Joint Plan of
                           Reorganization Dated June 12, 2000.

                  2.6      Michael Petroleum Corporation Quarterly Report on
                           Form 10-Q for the quarter ended March 31, 2000, which
                           exhibit is incorporated herein by reference to the Form 10Q filed May 19, 2000.

                  2.7 Press Release, dated August 14, 2000, announcing effectiveness of the Second Amended Joint Plan of Reorganization Dated June 12, 2000, as supplemented and modified.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MICHAEL PETROLEUM CORPORATION


                                            By:    /s/ Glenn D. Hart
                                               ---------------------------------
                                                   Glenn D. Hart
                                                   Chief Executive Officer




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